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Contact:          Gary Anderson
                  Chief Financial Officer
                  NetManage, Inc.
                  (408) 973-7171
                  invest.rel@netmanage.com


            NETMANAGE, INC. ANNOUNCES THIRD QUARTER FINANCIAL RESULTS
                          AND STOCK REPURCHASE PROGRAM


CUPERTINO, CALIF., OCTOBER 27, 1998 - NetManage, Inc. (Nasdaq: NETM), a worldwide leader in complete PC Connectivity solutions, today announced its results for the three- and nine- month periods ended September 30, 1998. The results reflect the acquisition of FTP Software, Inc. and one month's operational activity of the combined organization. Net revenues for the third quarter of 1998 were $17.1 million, compared to net revenues of $13.6 million for the same period in 1997, an increase of 26%. The net loss for the third quarter of 1998 was $7.0 million, or $0.12 per share, compared to a net loss of $26.9 million, or $0.62 per share, for the same period in 1997. The loss from operations excluding $7.0 million of 1998 restructuring charges was $1.7 million and $6.0 million for the three and nine months ended September 30, 1998, respectively. The loss from operations for the same periods in 1997 excluding the write-off of in-process R&D and the restructuring charge was $7.3 million and $17.2 million for the three months and nine months ended September 30, 1997, respectively.

         For the nine months ended September 30, 1998, net revenues were $48.9 million, compared to net revenues of $42.6 million for the same period in 1997. The net loss for the nine months ended September 30, 1998 was $9.2 million, or $0.19 per share, compared to a net loss of $34.2 million, or $0.79 per share, for the same period in 1997.

         "The acquisition of FTP Software was completed on August 27, 1998 and the integration of the organization into NetManage is proceeding as anticipated. The combined strengths of NetManage and FTP Software create an organization with expertise in traditional connectivity and web-to-host access as well as centrally managed network administration and server-based connectivity solutions. We believe the acquisition of FTP positions us ahead of the market as it moves toward server-based and web information access solutions. In addition, the combination has resulted in an even stronger balance sheet for the combined Company, with $131.2 million in cash and investments," stated Zvi Alon, president and CEO of NetManage. Other significant accomplishments in the quarter include the release of Chameleon UNIX(R)Link v8.0 and Chameleon HostLink(TM) v8.0, the recently announced agreement with Dell Computer Corporation to factory-install OnNet(R) Host Suite on

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Dell PowerEdge(R) servers equipped with Microsoft Windows NT Server, Terminal
Server Edition (NTS/TSE) and the recently announced licensing of SupportNow(TM) by DPI Services. The acquisition has been accounted for under the purchase method of accounting. As a result, the Company recorded $27.8 million of goodwill to be amortized over the next seven years.

         NetManage also announced today that it has been authorized by its Board of Directors to institute a stock repurchase program whereby up to 4 million shares of its Common Stock may be repurchased in the open market from time to time. "Our Board of Directors felt that an investment in our own stock would be beneficial to the Company and its stockholders," Alon noted. "The Company intends to use the reacquired shares for general uses as well as reissuance in employee stock option programs."

ABOUT NETMANAGE, INC.

         Founded in 1990, NetManage, Inc. provides complete PC Connectivity solutions, offering world-class Windows applications for connecting to UNIX, AS/400 midrange and IBM mainframe host systems. The Company also provides real time support tools for independent software vendors and corporations. NetManage helped drive the emergence of open networks through its TCP/IP applications and its significant contributions to important industry standards including both WinSock and NS/Router. NetManage is headquartered in Cupertino, California. The Company's products are sold and serviced worldwide by NetManage's direct sales force, international subsidiaries and authorized channel partners. Additional information is available at http://www.netmanage.com, by sending e-mail to invest.rel@netmanage.com or by calling (408) 973-7171.

                                      # # #

This press release contains, in addition to historical information, forward-looking statements that involve risks and uncertainties, including statements regarding improvement in the Company's competitive position, the Company's entry into the market for real-time customer support over the Internet, and the progress and benefits of the Company's execution on its business plan. The Company's actual results could differ materially from the results discussed in the forward-looking statements. The factors that could cause or contribute to such differences include, among others, that the markets for the Company's products, including but not limited to Chameleon UNIX Link 97, Chameleon HostLink 97, OnNet(R) Host, OnWeb(TM) Host, InterDrive(R) and N/S Portfolio(TM), could grow more slowly than the Company or market analysts believe, or that the Company will not be able to take advantage of growth in the Company's target markets. In addition, there is no assurance that the Company's products for real-time customer support over the Internet will continue to receive customer acceptance, especially in light of the early stage of development of the markets for such Internet-based applications; that the Company will not suffer increased competitive pressures; that corporate buying decisions will not be influenced by the actions of the Company's competitors or other market factors or by the Company's acquisition of FTP Software; that the Company will be able to retain and hire sufficient qualified personnel following the acquisition of FTP Software by NetManage and the restructuring of the companies' operations effected in connection with the integration of the companies; that Company will be able to realize on new business opportunities that may exist as a result of the acquisition of FTP Software; or that the Company will continue to progress in the execution of its business plan. Additional information on these and other risk factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K, Forms 10-Q, Forms 8-K and other documents filed with the Securities and Exchange Commission.

                                      # # #

NetManage, Chameleon, Chameleon HostLink, N/S Portfolio, SupportNow, the NetManage logo and the lizard-in-the-box logo are trademarks or registered trademarks of NetManage, Inc. in the United States and elsewhere. FTP Software, OnNet, OnWeb and InterDrive are trademarks or registered trademarks of FTP Software, Inc. in the United States and elsewhere. UNIX is a registered trademark in the U.S. and other countries, licensed exclusively through X/Open Company, Limited. IBM and AS/400 are registered trademarks in the U.S. and other countries of International Business Machines Corporation. All other trademarks are the property of their respective owners.


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                                 NETMANAGE, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                      Three Months Ended                    Nine Months Ended
                                                         September 30,                         September 30,
                                                 ----------------------------        -----------------------------
                                                      1998            1997                 1998            1997
                                                      ----            ----                 ----            ----
Net revenues:
     License fees                                $     12,890    $      9,774         $     37,451     $     31,017
     Services                                           4,198           3,782               11,490           11,619
                                                 ------------    ------------         ------------     ------------
        Total net revenues                             17,088          13,556               48,941           42,636

Cost of revenues                                          547             889                2,243            2,913
                                                 ------------     -----------         ------------     ------------

Gross margin                                           16,541          12,667               46,698           39,723
                                                 ------------    ------------         ------------     ------------

Operating expenses:
     Research and development                           4,160           5,585               13,264           16,453
     Sales and marketing                                9,812          10,927               28,714           31,744
     General and administrative                         3,504           3,186                8,927            8,020
     Amortization of goodwill                             802             228                1,759              748
     Write-off of in process research and
      development                                                      16,001                                16,001
     Restructuring charge                               7,034           5,172                7,034            5,172
                                                 ------------     -----------         ------------     ------------
        Total operating expenses                       25,312          41,099               59,698           78,138
                                                 ------------     -----------         ------------     ------------

Loss from operations*                                  (8,771)        (28,432)             (13,000)         (38,415)
Interest income and other, net                          1,401           1,112                2,818            3,729
Equity in income of unconsolidated affiliate              374             418                1,027              497
                                                 ------------     -----------         ------------     ------------
Loss before income taxes                               (6,996)        (26,902)              (9,155)         (34,189)

Benefit (provision) for income taxes                        7               -                   (8)               -
                                                 ------------     -----------         ------------     ------------
Net loss                                         $     (6,989)    $   (26,902)        $     (9,163)    $    (34,189)
                                                 ============     ===========         ============     ============
Net loss per share                               $      (0.12)    $     (0.62)        $      (0.19)    $      (0.79)
                                                 ============     ===========         ============     ============

Weighted average common shares and equivalents         56,591          43,454               48,159           43,322
                                                 ============     ===========         ============     ============

* Excluding the effects of the 1998 restructuring charge, the loss from operations was $1,737 and $5,966 for the three and nine months ended September 30, 1998, respectively. Excluding the effects of the 1997 write-off of in process R&D and the 1997 restructuring charge, the loss from operations was $7,259 and $17,242 for the three months and nine months ended September 30, 1997, respectively.

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                    CONDENSED CONSOLIDATED BALANCE SHEET DATA
                                 (In thousands)


                                              September 30,          December 31,
                                                   1998                  1997
                                            -------------------   --------------------
                                                 (Unaudited)            (Audited)
   Cash and cash equivalents                 $          57,408    $            12,706
   Short-term investments                               31,302                 36,845
   Accounts receivable, net                             13,065                 13,408
   Other current assets                                 21,506                 15,726
                                             -----------------    -------------------
          Total current assets                         123,281                 78,685
                                             -----------------    -------------------

   Property and equipment, net                           9,863                  8,831
   Long-term investments                                42,489                 19,734
   Goodwill                                             29,513                  3,185
   Other assets                                          9,606                  9,158
                                             -----------------    -------------------
                                             $         214,752    $           119,593
                                             =================    ===================

   Current liabilities                       $          52,209    $            23,143
   Long-term liabilities                                   247                    363
   Stockholders' equity                                162,296                 96,087
                                             -----------------    -------------------
                                             $         214,752    $           119,593
                                             =================    ===================